Exhibit 99.1

UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE

In re: Sea Containers Ltd., et al.	Case No.	06-11156 (KJC)
	Reporting Period:	August 1, 2007- August 31, 2007

MONTHLY OPERATING REPORT
File with Court and submit copy to United States Trustee within 20 days after end of month**

Submit copy of report to any official committee appointed in the case.

REQUIRED DOCUMENTS	Form No	Document Attached	Explanation Attached
Schedule of Cash Receipts and Disbursements	MOR-1	X
Bank Reconciliation (or copies of debtor’s bank reconciliations)	MOR-1(CONT)
Copies of bank statements
Cash disbursements journals
Statement of Operations	MOR-2	X
Balance Sheet	MOR-3	X
Status of Postpetition Taxes	MOR-4
Copies of IRS Form 6123 or payment receipt
Copies of tax returns filed during reporting period
Summary of Unpaid Postpetition Debts	MOR-4	X
Listing of aged accounts payable
Accounts Receivable Reconciliation and Aging	MOR-5	X
Debtor Questionnaire	MOR-5	X

I declare under penalty of perjury (28 U.S.C. Section 1746) that this report and the attached documents are true and correct to the best of my knowledge and belief.

Signature of Debtor	Date

Signature of Joint Debtor	Date

/s/ Laura Barlow
Signature of Authorized lndividual*	Date 2 October 2007
(on behalf of Sea Containers Ltd)

Laura Barlow	Chief Financial Officer
Printed Name of Authorized Individual	Title of Authorized Individual

/s/ Laura Barlow
Signature of Authorized Individual*	Date 2 October 2007
(on behalf of Sea Container Services Limited)

Laura Barlow	Chief Financial Officer
Printed Name of Authorized Individual	Title of Authorized Individual

*Authorized individual must be an officer, director or shareholder if debtor is a corporation; a partner if debtor is a partnership; a manager or member if debtor is a limited liability company.

**As agreed with the US Trustee office, MORs will be filed the 30th after each Month	FORM MOR
(9/99)

SEA CONTAINERS LTD., et al.
INDEX TO MONTHLY OPERATING REPORT

SEA CONTAINERS LTD., et al

MONTHLY OPERATING REPORT, AUGUST 2007

NOTES TO MONTHLY OPERATING REPORT

General

For financial reporting purposes, Sea Containers Ltd. prepares consolidated financial statements relating to Sea Containers Ltd. and its affiliates and subsidiaries (the “Sea Containers Group”) that are filed with the Securities and Exchange Commission (the “SEC”). Unlike the consolidated financial statements, the financial statements in this report reflect only the assets and liabilities of each individual Debtor (as defined below).

The information furnished in this report includes primarily normal recurring adjustments and reflects all adjustments which are, in the opinion of management, necessary for a fair presentation of such financial information. In particular, management wishes to highlight note three on page seven and note two on page ten. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted.

The financial statements in this report represent the company’s internal accounting, on an unaudited and uncertified basis. As of October 2, 2007, Sea Containers Ltd. has not filed its form 10-K report for fiscal year ended December 31, 2005, nor has it filed form 10-Q reports for the quarters ended March 31, 2006, June 30, 2006 and September 31, 2006. The certification and audit process may result in adjustments to the stated assets and liabilities.

Chapter 11 Reorganization Proceedings

On October 15, 2006 (the “Petition Date”), Sea Containers Ltd. (“SCL”), Sea Containers Services Ltd. (“Services”) and Sea Containers Caribbean Inc. (“SCCI”) (each a “Debtor” and collectively, the “Debtors”) each filed a voluntary petition for relief under chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). The cases were consolidated for the purpose of joint administration. The Debtors are operating their businesses as debtors-in-possession (“DIP”) pursuant to the Bankruptcy Code. An official committee of unsecured creditors has been appointed for SCL (the “SCL Committee”) and an official committee of unsecured creditors has been appointed for Services (the “Services Committee”).

Pursuant to the provisions of the Bankruptcy Code, all actions to collect upon any of the Debtors’ liabilities as of the Petition Date or to enforce pre-petition contractual obligations are automatically stayed. Absent approval from the Bankruptcy Court, the Debtors are prohibited from paying pre-petition obligations. In addition, as a consequence of the chapter 11 filing, pending litigation against the Debtors is generally stayed, and no party may take any action to collect pre-petition claims except pursuant to an order of the Bankruptcy Court. However, the Debtors have requested that the Bankruptcy Court approve certain pre-petition liabilities, such as employee wages and benefits and certain other pre-petition obligations. While the Debtors are subject to chapter 11, all transactions of the Debtors outside the ordinary course of business will require the prior approval of the Bankruptcy Court.

At the Initial Debtors Interview with the United States Trustee on November 21, 2006, it was agreed that the Debtors’ Monthly Operating Report should consist of the following:

•                  Consolidating Schedule of Cash Receipts and Disbursements by Debtor.

•                  List of all bank accounts detailing the bank, account description, account number, and month end book balance. Attestation that all bank reconciliations have been performed.

•                  Balance Sheets for Each Debtor.

•                  Schedules of the intercompany activity.

•                  Income Statements for each Debtor.1

•                  Schedule of Post-Petition fiduciary taxes – Provide Attestation that all taxes are current.

•                  Schedule of Unpaid Post-Petition Debts.

•                  Schedule of Accounts Receivable and Aging.

•                  Debtor Questionnaire.

(1)    No income statement has been prepared for Sea Containers Caribbean Inc. since it has not traded in the last 12  months.

In Re: Sea Containers Limited	Cash No: 06-1156 (KJC)
Reporting Dates: August 1 - August 31, 2007

Schedule of Cash Receipts and Disbursements

			Commerce
	JP Morgan	JP Morgan	Bank	JP Morgan	JP Morgan
	A/C 704	A/C 702	A/C 353	A/C 501	A/C NY705
Cash beginning of month	60,952	28,149	31,783,613	15,524	(5,807)

Receipts
Cash Sales
Inter company receivable		287,443
Chassis Rental
Sale of ships			20,373,500
Foreign Exchange Revaluation	4,642
Interest Income	871		158,324
Sweep from SCS
Intra company sweep	27,059	184,141	(5,474,457)		(25,800)
Income received from Ge Seaco
Container Rental		4,030			38,154
Total Receipts	32,572	475,614	15,057,367	0	12,354

Disbursements
Net Payroll		8,000
Loan interest			1,101,275
Sales Use & Other Taxes
Inventory Purchases
Secured/Rental/Leases
Insurance
S, G & A costs	531	464,857	1,151,197	92	7
Selling
Other (Attach List)
Contra
Sweep to SCS
Transfers (To DIP Accts)
Intra company sweep
Professional Fees
U.S. Trustee Quarterly Fees
SC Treasury funding
Court Costs
Total Disbursements	531	472,857	2,252,472	92	7

Net Cash Flow (Receipts Less Disbursements)	32,041	2,757	12,804,895	(92)	12,347

Cash End of Month	92,993	30,906	44,588,508	15,432	6,540

		Bank of	Bank of	Bank of	Societe
	Barclays	America	America	Scotland	Generale
	A/C399	A/C 015	A/C 023	A/C 242	A/C N/A
Cash beginning of month	25	94,144	153,743	1,291	109,004

Receipts
Cash Sales
Inter company receivable
Chassis Rental
Sale of ships
Foreign Exchange Revaluation		2,861
Interest Income		143		3	1,674
Sweep from SCS		1,060,530
Intra company sweep		696,920	228,974	(1,294)	290,000
Income received from Ge Seaco
Container Rental
Total Receipts	0	1,760,454	228,974	(1,291)	291,674

Disbursements
Net Payroll
Loan interest
Sales Use & Other Taxes
Inventory Purchases
Secured/Rental/Leases
Insurance
S, G & A costs	25	183	237,940
Selling
Other (Attach List)
Contra
Sweep to SCS
Transfers (To DIP Accts)
Intra company sweep
Professional Fees
U.S. Trustee Quarterly Fees
SC Treasury funding
Court Costs
Total Disbursements	25	183	237,940	0	0

Net Cash Flow (Receipts Less Disbursements)	(25)	1,760,271	(8,966)	(1,291)	291,674

Cash End of Month	0	1,854,415	144,777	0	400,678

	Societe	Commerce	Bank of	Bank of	Barclays
	Generale	Bank	Bermuda	Bermuda	Bank	Current Month
	A/C 032	A/C 282	A/C 16501	A/C 16001	A/C INS & TEE	Total
Cash beginning of month	2,941	2,487	3,957	2,329	502,500	32,754,852

Receipts
Cash Sales						0
Inter company receivable						287,443
Chassis Rental						0
Sale of ships						20,373,500
Foreign Exchange Revaluation						7,503
Interest Income	10					161,025
Sweep from SCS						1,060,530
Intra company sweep		4,074,457	9,000	(9,000)		0
Income received from Ge Seaco						0
Container Rental						42,184
Total Receipts	10	4,074,457	9,000	(9,000)	0	21,932,185

Disbursements
Net Payroll						8,000
Loan interest						1,101,275
Sales Use & Other Taxes						0
Inventory Purchases						0
Secured/Rental/Leases						0
Insurance						0
S, G & A costs		4,074,581	8,010	(9,782)		5,927,641
Selling						0
Other (Attach List)						0
Contra						0
Sweep to SCS						0
Transfers (To DIP Accts)						0
Intra company sweep						0
Professional Fees						0
U.S. Trustee Quarterly Fees						0
SC Treasury funding						0
Court Costs						0
Total Disbursements	0	4,074,581	8,010	(9,782)	0	7,036,916

Net Cash Flow (Receipts Less Disbursements)	10	(124)	990	782	0	14,895,269

Cash End of Month	2,951	2,363	4,947	3,111	502,500	47,650,121

The Following Section Must Be Completed

Disbursements For Calculating U.S. Trustee Quarterly Fees (From Current Month Actual Column)
Total Disbursements	7,036,916
Less: Transfers to Debtor In Possession Accounts	0
Less: Disbursements made by Sea Containers Ltd on behalf of Sea Containers Services Ltd	(2,748)
Plus: Estate Disbursements Made By Outside Sources (i.e. From Escrow Accounts)	0
Total Disbursements For Calculating U.S. Trustee Quarterly Fees	7,034,168

In Re: Sea Containers Services	Cash No:	06-11156 (KJC)
	Reporting Dates:	August 1 to August 31, 2007
Schedule of Cash Receipts and Disbursements in $USD
£ > $ $2.02	(Conversion rate: £ = $2.02)

	NatWest PLC	Barclays Bank	Bank of America	Bank of Scotland	Commerce Bank		Current Month
	A/C # 420	A/C 724	A/C 013	A/C 234	A/C 131		Actual
Cash beginning of month	0	0	27,036	3,912	50,000	0	80,948

Receipts
Foreign exchange			(5,410)	(19)			(5,429)
Accounts Receivable							0
Interest receivable			921				921
Depoit repaid							0
Funding From SCL							0
Inter company receipt			1,094,278				1,094,278
Tax refund			1,875,707				1,875,707
Total Receipts	0	0	2,965,497	(19)	0	0	2,965,478

Disbursements
Net Payroll			917,290				917,290
Payroll Taxes							0
Rates			141,038				141,038
Inventory Purchases							0
Secured/Rental/Leases							0
Pension			47,529				47,529
Administrative			818,791	3,893			822,683
Selling							0
Rent							0
Other (Attach List)							0
Owner Draw *							0
Transfers (To DIP Accts)							0
Sweep to SCL			1,060,530				1,060,530
Professional Fees	0
U.S. Trustee Quarterly Fees	0
Court Costs	0
Total Disbursements	0	0	2,985,177	3,893	0	0	2,989,070

Net Cash Flow (Receipts Less Disbursements)	0	0	(19,681)	(3,912)	0	0	(23,592)

Cash End of Month	0	0	7,355	0	50,000	0	57,355

The Following Section Must Be Completed

Disbursements For Calculating U.S. Trustee Quarterly Fees (From Current Month Actual Column)
Total Disbursements	2,989,070
Less: Transfers To Debtor In Possession Accounts	(1,060,530)
Add: Disbursements made by Sea Containers Ltd on behalf of Sea Containers Services Ltd	2,748
Total Disbursements For Calculating U.S. Trustee Quarterly Fees	1,931,288

Reconciliation books to ledger	USD $ 0
Cash in bank at the end of the month	57,355
Petty Cash	10,403
Balance per Sea Containers Services Financials 31 July 2007	67,758

BANK RECONCILIATIONS

The Debtors confirm and attest that all bank reconciliations have been performed for Sea Containers Ltd. and Sea Containers Services Ltd.

Bank reconciliations are not applicable to Sea Containers Caribbean Inc. because it does not have any bank accounts.

SEA CONTAINERS LTD

BALANCE SHEET

		Unaudited	Unaudited
		Aug 31,	October 15,
	Note	2007	2006

Assets
Current assets
Cash and cash equivalents		$47,650,121	$50,100,986
Trade receivables - less allowances for doubtful accounts of $1.211 million	(8)	27,578	1,955,441
Due from related parties	(4)	7,409,824	13,481,857
Prepaid expenses and other current assets		1,717,768	1,718,439
Total current assets		56,805,291	67,256,723

Fixed assets, net	(5)	—	—

Long-term equipment sales receivable, net	(5)	—	—
Investment in group companies	(2)	143,546,856	—
Intercompany receivables	(3)	—	—
Investment in equity ownership interests	(6)	227,146,976	197,742,498
Other assets	(7)	4,076,327	3,424,161
Total assets	(1)	$431,575,450	$268,423,382

(1) Sea Containers Ltd does not produce Company only accounts. This statement of assets represents Sea Containers Group’s internal accounting, on an unaudited and uncertified basis. As of August 31, 2007, Sea Containers Ltd has not filed its form 10-K report for fiscal year ended December 31, 2005, nor has it filed form 10-Q reports for the quarters ended March 31, 2006, June 30, 2006, September 30, 2006, December 31, 2006, March 31, 2007 and June 30, 2007. In order to facilitate the preparation of Sea Containers Ltd’s October 15, 2006 balance sheet, it was necessary to make certain assumptions and estimates. The certification and audit process at December 31, 2006 year end may result in adjustments to the above stated assets. The foreign exchange rates used to translate August 31, 2007 and July 31, 2007 and October 15, 2006 were $2.02, $2.03 and $1.87 respectively.

(2)  The parent Company for the Sea Containers Group, Sea Containers Ltd, at August 31, 2007 had an amount of $496,702,599 recorded in its books as an investment in subsidiary companies. Sea Containers Ltd is presently undergoing an exercise to ascertain the value contained within its subsidiaries that will become available to Sea Containers Ltd. Management’s current view is that this investment is significantly impaired; therefore, whilst this exercise is underway, Sea Containers Ltd feels it appropriate to make full provision against the investment in subsidiaries, except as noted below.

On July 24, 2007, Sea Containers Ltd entered into a loan facility to repay existing indebtedness of its subsidiary, Sea Containers SPC Ltd (“SPC”), thereby avoiding a foreclosure by the lenders to SPC and preserving value in its container fleet and control over these assets. This was financed through a capitalisation by Sea Containers Limited in SPC Holdings Ltd and SPC Holdings Ltd in SPC for $143,546,846 in both cases. Therefore an investment to this value is now disclosed on Sea Containers Limited’s balance sheet.

Subsequent to the completion of the new loan facility and capitalisation process, $30,000,000 of inter company debt owing to SCL by SPC was also capitalised but SCL continues to provide fully against this investment.

(3) The Sea Containers Group has a highly complex intercompany matrix that involves a large number of amounts receivable and payable. These are held as gross figures within the individual company accounting records but are netted off for the purposes of external presentation. Sea Containers Ltd is in the process of evaluating all intercompany receivables and payables as part of its exercise to ascertain value held in subsidiary companies. Sea Containers Ltd has a net intercompany receivable from its direct and indirect subsidiaries of $425,158,931. This represents a gross intercompany receivable of $1,642,913,827 and a gross intercompany payable of $1,217,754,896. Full provision has been made against this net amount whilst the exercise to ascertain value is underway. It is possible that individual subsidiaries may have a claim against Sea Containers Ltd and the netting off exercise in Sea Containers Ltd’s accounts is not prejudicial to any such claim that a subsidiary may have.

Since January 2007 Sea Containers Ltd has included adjustments to its inter company balances that arose as a result of UK statutory reporting requirements. This resulted in changes to certain inter company balances previously stated on the detailed inter company schedule. These changes did not impact on the Sea Containers Ltd balance sheet, due to the company’s policy to fully provide against its net inter company balances and therefore Sea Containers Ltd has not restated its previously filed monthly operating reports.

(4) The amounts due from related parties largely consist of amounts due from GE SeaCo. These represent the anticipated recovery from GE SeaCo on completion of an expected set-off agreement. The recoverability of this amount may be affected by the asserted claim discussed in note 6.

(5) Fixed assets and long-term equipment sales receivable relate to containers. On October 3, 2006, SCL transferred the majority of these containers to a Special Purpose Company wholly owned by SCL to enable refinancing of the container fleet. These containers were transferred at Net Book Value. On October 12, 2006, the remaining assets were sold to a third party.

(6) This balance consists of the carrying value of SCL’s investment in GE SeaCo and reflects GE SeaCo’s year end financial statement for the year ended December 31, 2006, reported results for Q1 2007 (as to which certain adjustments have been made, as described below) and forecast results for Quarter 2 and July and August, 2007.

GE SeaCo has recently asserted claims against Sea Containers SPC Ltd and SCL in the amount of approximately $18m. The asserted claim is in relation to the Equipment Management Agreement (“EMA”) under which GE SeaCo manages certain of the company’s containers, subject to the EMA. The validity and accuracy of the claim has yet to be assessed. GE SeaCo has withheld and has indicated it will continue to withhold monies that would otherwise have been payable to Sea Containers SPC Ltd. under the EMA until it has retained the full amount that is claimed to be due to GE SeaCo. GE SeaCo has also reserved its rights to claim directly against SCL. SCL has not accepted the claim because it requires extensive investigation before the merits, if any, can be determined. The Q1 2007 results, as reported by GE SeaCo have, therefore, been adjusted to exclude the financial impact of the claim before inclusion in financial statements. Had the claim been accepted, SCL’s share of the GE SeaCo adjusted revenue would have increased by $6,718,000, and SCL would have reported an increase in its investment in GE SeaCo by the same amount. Additionally, for reasons set out above, Sea Containers Ltd has not recorded a liability to GE SeaCo in respect of this claim.

(7) $2,678,581 of the Other Assets balance represents the unamortized part of capitalised finance costs in relation to certain of Sea Containers Ltd’s senior loan notes that were outstanding at August 31, 2007. The loan notes will be amortised up to maturity (between March 2008 and June 2012) at a monthly rate of some $75,000. If the loan notes, which are disclosed as being due in less than one year, are repaid then the balance of the unamortized capitalised finance costs will be expensed to the Statement of Operations.

Of the remaining Other Assets balance, $1,397,745 represents the unamortized part of the original issue discount and other costs, in relation to the Debtor in Possession (“DIP”) loan facility of $145 million, and which are being amortised over 2 years.

(8)  The Company has recently completed a full bad debt review. Prior to this review it was the Company’s policy to fully provide against all trade receivables. The Company now only provides a provision for specific known bad debts.

		Unaudited	Unaudited
		Aug-31	October 15,
	Note	2007	2006

Liabilities and shareholders’ equity
Current liabilities
Accounts payable		$8,865,234	$3,372,476
Accrued expenses		52,398,600	22,843,429
Current portion of long-term debt	(12), (14)	171,098,244	25,926,107
Current portion of senior notes	(14)	385,323,207	384,938,936
Total current liabilities		617,685,285	437,080,948

Total shareholders’ equity	(11)	(186,109,835)	(168,657,566)
Total liabilities and shareholders’ equity	(9), (10, (13)	$431,575,450	$268,423,382

(9) Sea Containers Ltd does not produce Company only accounts. This statement of liabilities represents Sea Containers Group’s internal accounting, on an unaudited and uncertified basis. As of August 31, 2007, Sea Containers Ltd has not filed its form 10-K report for fiscal year ended December 31, 2005, nor has it filed form 10-Q reports for the quarters ended March 31, 2006, June 30, 2006, September 30, 2006, December 31, 2006, March 31, 2007 and June 30, 2007. In order to facilitate the preparation of Sea Containers Ltd’s October 15, 2006 balance sheet, it was necessary to make certain assumption and estimates. The certification and audit process at December 31, 2006 year end may result in adjustments to the above stated assets. The foreign exchange rates used to translate August 31, 2007 and July 31, 2007 and October 15, 2006 were $2.02, $2.03 and $1.87 respectively.

(10) The Determinations Panel of the United Kingdom government Pensions Regulator (which regulates employment-based pension plans in the UK and aims to protect the benefits of members of UK pension plans) has published notices of its decision that a Financial Support Direction (FSD) will be issued against Sea Containers Ltd. under Section 43 of the Pensions Act 2004 in respect of the Sea Containers 1983 Pension Scheme (the “1983 Scheme”) and the Sea Containers 1990 Pension Scheme (the “1990 Scheme”) (together the “Schemes”). The hearing before the Determination Panel took place on 12 and 13 June 2007 to consider the warning notices issued by the Regulator in October 2006 and April 2007 in respect of the two Pension Schemes.

On July 24, 2007, Sea Containers Ltd announced that it had lodged an appeal in respect of the Determination Notices issued by the Determinations Panel of the Pension Regulator on June 15, 2007. The appeal contests the Panel’s decision that FSDs should be issued against Sea Containers Ltd under section 43 of the Pensions Act 2004 in respect of the two Pension Schemes. It has always been Sea Containers Ltd’s expectation that any restructuring plan of reorganization proposed under the Chapter 11 bankruptcy protection process would be subject to the Pensions Regulator’s Clearance procedure.

The Schemes are multi-employer defined benefit pension plans of Sea Containers Services Ltd., a UK indirect subsidiary of Sea Containers Ltd. If FSDs are issued against Sea Containers Ltd, it may be liable to make a financial contribution to one or both of the Schemes, most likely in the form of a stipulated unsecured claim against Sea Containers Ltd, which will rank pari passu with other unsecured creditors. This direct unsecured claim may exceed any claim which could have been brought by Sea Containers Services Ltd under the terms of a support agreement between Sea Containers Ltd and Sea Containers Services Ltd. entered into in 1989 under which the UK subsidiary provides administrative services to the Sea Containers Group and other subsidiaries and is indemnified by Sea Containers Ltd for the cost of those services.

The Trustees of the Schemes or their actuary have advised Sea Containers Ltd that their current estimates of the cost of winding up the Schemes, including the cost of purchasing annuities to pay projected benefit obligations to Scheme participants, would be approximately £107 million ($216 million) for the 1983 Scheme (after giving effect to the withdrawal of a GE SeaCo SRL subsidiary from the 1983 Scheme) and approximately £27 million ($55 million) for the 1990 Scheme. These values are subject to revision and because the Schemes are multi-employer plans, the liabilities under them are shared among the participating companies. The FSD notices published only cover the pension liabilities related to the employer Sea Containers Services Limited of £73.7 million ($149 million) for the 1983 Scheme and £17.6 million ($35.6 million) for the 1990 Scheme.

On July 9, 2007 the Pensions Regulator notified the Company that it was considering commencing further financial support proceedings against Sea Containers Ltd, with regards to other participating employers in the 1983 Scheme and 1990 Scheme. It is the Company’s intention that such proceedings, if they are brought, will be defended.

Prior to the Claims Bar Date, the Trustees of the Schemes filed claims on behalf of the 1983 Scheme and the 1990 scheme. These are higher than the amounts previously notified to the Company and described above, and the Company is analysing these claims as part of the ongoing Claims Review Process.

(11) Shareholders’ Equity is calculated after all adjustments that have been noted in notes (1) to (9) above. In particular, the treatment of investments in group companies and net intercompany receivables as discussed in notes (2), (3) and (4) have a material effect on Shareholders’ Equity. Any adjustment to this policy which may arise on completion of the exercise to ascertain value held in subsidiary companies and the associated evaluation of intercompany receivables and payables may have a material impact on Shareholders’ Equity as stated.

(12)  The Current portion of long term debt consists of loans from Trilogy Portfolio LLC, for a ship acquisition and Silverpoint, who made certain payments on behalf of Sea Containers Ltd to shareholders of another company.

On July 24, 2007 Sea Containers Limited closed its Debtor in Possession (“DIP”) loan facility of $145 million, having obtained Court approval on June 26. The Company entered into the facility to repay existing indebtedness of its subsidiary, Sea Containers SPC Ltd (“SPC”), thereby avoiding a foreclosure by the lenders to SPC and preserving value in its container fleet and control over these assets. The DIP facility also provides a $25 million revolving credit facility for working capital purposes, which was undrawn as at August 31, 2007, for the duration of the Chapter 11 case.

(13)  As a result of the Claims Bar Date on July 16, 2007, numerous parties including GE and GE SeaCo have filed proofs of claims in the bankruptcy cases. The Debtors currently are in the process of evaluating these proofs of claim and the claims asserted therein, including GE SeaCo’s EMA-related claim discussed above. The MOR does not reflect any analysis of, nor does it incorporate, such proofs of claim or the claims asserted therein.

(14)  In accordance with US GAAP, FAS 140, para 16, Sea Containers Limited has continued to accrue interest on senior notes due.

SEA CONTAINERS LTD

STATEMENT OF OPERATIONS

		Unaudited	Unaudited
		One Month Ended	For the period Oct 16
	Note	Aug 31, 2007	to August 31, 2007

Revenue	(16)	$2,473,134	$30,155,929

Costs and expenses:
Operating income		430,602	5,514,726
Selling, general and administrative expenses		(3,031,169)	(40,985,376)
Professional fees	(18)	(6,832,670)	(29,692,281)
Credits to provide against intercompany accounts	(17)	66,453,293	244,796,607
Impairment of investment in subsidiary companies	(17)	(29,778,329)	(171,945,580)
Forgiveness of intercompany debt	(19)	(16,482,588)	(16,482,588)
Depreciation and amortization		—	(58,677)
Total costs and expenses		10,759,139	(8,853,169)

Gain or (Loss) on sale of assets		—	227,920

Operating income		13,232,273	21,530,680

Other income (expense)
Interest income		3,893,111	5,755,889
Foreign exchange gains or (losses)		5,461	(345,021)
Interest expense, net of capitalized interest		(5,872,111)	(38,061,727)

Income before taxes		11,258,734	(11,120,179)
Income tax expense		(100,000)	(1,051,614)
Net profit / (loss)	(13)	$11,158,734	$(12,171,793)

(15) Sea Containers Ltd does not produce Company only accounts. This statement of operations represents Sea Containers Group’s internal accounting, on an unaudited and uncertified basis. As of August 31, 2007, Sea Containers Ltd has not filed its form 10-K report for fiscal year ended December 31, 2005, nor has it filed form 10-Q reports for the quarters ended March 31, 2006, June 30, 2006, September 30, 2006, December 31, 2006, March 31, 2007 and June 30, 2007. In order to facilitate the preparation of Sea Containers Ltd’s October 15, 2006 balance sheet, it was necessary to make certain assumptions and estimates. The certification and audit process at December 31, 2006 year end may result in adjustments to the above stated assets. The foreign exchange rates used to translate August 31, 2007 and July 31, 2007 and October 15, 2006 were $2.02, $2.03 and $1.87 respectively.

(16) Revenue includes $2,316,833 in respect of Sea Containers Ltd’s equity interest in GE SeaCo.

(17)  Sea Containers Ltd’s policy prior to the bankruptcy filing date was to make provisions for the net receivable due from Sea Containers Ltd Group’s subsidiary companies. The change in the month above, relates to decreases in the net receivable balance due from group companies in the month, which have been impaired in accordance with note 3. The main variances are due to the capitalisation of inter-company debt, foreign exchange movements, the balance of the sale proceeds on the disposal of the vessel “Opera” and subsequent forgiveness of the inter company receivable.

Due to the liquidation of the indirect subsidiary SC Pacifica, the previously impaired investment of $221,671 has been credited back to the Statement of Operations in the month.

(18)  As at August 31, 2007 professional fees totalling $29,692,281 have been expensed. Such costs are not included until they have been approved by the Court.

The allocation of professional fees between Sea Containers Ltd and Sea Containers Services Limited is under review.

(19)  As part of the sale of the vessel ‘Opera’ in August 2007 and to facilitate repatriation of the sale proceeds, the inter company receivable due to SCL by SC Opera Ltd, was forgiven on 15 August 2007, with the approval of the courts.

SEA CONTAINERS SERVICES

BALANCE SHEET

		Unaudited	Unaudited
		Aug 31,	October 15,
	Note	2007	2006

Assets
Current assets
Cash and cash equivalents		$67,758	$274,533
Trade receivables		27,929	419,162
Due from related parties (GE SeaCo)		5,587,738	4,805,049
Prepaid expenses and other current assets		4,741,076	14,242,003
Total current assets		10,424,501	19,740,747

Fixed assets, net		2,327,141	3,410,461

Investments		2,717,732	2,515,920
Intercompany receivables	(2)	46,451,752	29,746,215
Other assets		0	14,975
Total assets	(1)	$61,921,126	$55,428,318

(1) This statement of assets reflects Sea Containers Group’s internal accounting, on an unaudited and uncertified basis. As of August 31, 2007, Sea Containers Ltd has not filed its form 10-K report for fiscal year ended December 31, 2005, nor has it filed form 10-Q reports for the quarters ended March 31, 2006, June 30, 2006, September 30, 2006, December 31, 2006, March 31, 2007 and June 30, 2007. In order to facilitate the preparation of Sea Containers Ltd and Sea Container Services Limited’s October 15, 2006 balance sheet, it was necessary to make certain assumptions and estimates. The certification and audit process for Sea Container Services Limited at December 31, 2005 and December 31, 2006 year ends may result in adjustments to the above stated assets. The foreign exchange rates used to translate August 31, 2007 and July 31, 2007 and October 15, 2006 were $2.02, $2.03 and $1.87 respectively.

(2) Sea Containers Services Ltd. has net intercompany receivables of $46,451,752. This represents gross intercompany receivables of $116,343,728 and gross intercompany payables of $69,891,976. The Sea Containers Group has a highly complex intercompany accounting process. The Sea Containers Group is currently in the process of evaluating all intercompany receivables and payables as part of its exercise to ascertain value held in subsidiary companies. Whilst this exercise remains ongoing Sea Containers Services Ltd. regards it as appropriate to reflect the full intercompany receivables and payables within its Balance Sheet on a net basis but it is possible that a full or partial provision against its intercompany balances will be required on completion of the evaluation.

		Unaudited	Unaudited
		August 31,	October 15,
	Note	2007	2006

Liabilities and shareholders’ equity
Current liabilities
Accounts payable		$2,781,162	$1,198,421
Accrued expenses		2,682,516	5,736,956
Current portion of long-term debt		1,679,343	1,807,527
Total current liabilities		7,143,021	8,742,904

Total shareholders’ equity		54,778,105	46,685,414
Total liabilities and shareholders’ equity	(3), (4), (5)	$61,921,126	$55,428,318

(3)  This statement of liabilities reflects Sea Containers Group’s internal accounting, on an unaudited and uncertified basis. As of August 31, 2007, Sea Containers Ltd has not filed its form 10-K report for fiscal year ended December 31, 2005, nor has it filed form 10-Q reports for the quarters ended March 31, 2006, June 30, 2006, September 30, 2006, December 31, 2006, March 31, 2007 and June 30, 2007. In order to facilitate the preparation of Sea Containers Ltd and Sea Container Services Limited’s October 15, 2006 balance sheet, it was necessary to make certain assumptions and estimates. The certification and audit process for Sea Container Services Limited at December 31, 2005 and December 31, 2006 year ends may result in adjustments to the above stated assets. The foreign exchange rates used to translate August 31, 2007 and July 31, 2007 and October 15, 2006 were $2.02, $2.03 and $1.87 respectively.

(4)  The Determinations Panel of the United Kingdom government Pensions Regulator (which regulates employment-based pension plans in the UK and aims to protect the benefits of members of UK pension plans) has published notices of its decision that a Financial Support Direction (FSD) will be issued against Sea Containers Ltd. under Section 43 of the Pensions Act 2004 in respect of the Sea Containers 1983 Pension Scheme (the “1983 Scheme”) and the Sea Containers 1990 Pension Scheme (the “1990 Scheme”) (together the “Schemes”). The hearing before the Determination Panel took place on 12 and 13 June 2007 to consider the warning notices issued by the Regulator in October 2006 and April 2007 in respect of the two Pension Schemes.

On July 24, 2007, Sea Containers Ltd announced that it had lodged an appeal in respect of the Determination Notices issued by the Determinations Panel of the Pension Regulator on June 15, 2007. The appeal contests the Panel’s decision that FSDs should be issued against Sea Containers Ltd under section 43 of the Pensions Act 2004 in respect of the two Pension Schemes. It has always been Sea Containers Ltd’s expectation that any restructuring plan of reorganization proposed under the Chapter 11 bankruptcy protection process would be subject to the Pensions Regulator’s Clearance procedure

The Schemes are multi-employer defined benefit pension plans of Sea Containers Services Ltd., a UK indirect subsidiary of Sea Containers Ltd. If FSDs are issued against Sea Containers Ltd, it may be liable to make a financial contribution to one or both of the Schemes, most likely in the form of a stipulated unsecured claim against Sea Containers Ltd, which will rank pari passu with other unsecured creditors. This direct unsecured claim may exceed any claim which could have been brought by Sea Containers Services Ltd under the terms of a support agreement between Sea Containers Ltd and Sea Containers Services Ltd. entered into in 1989 under which the UK subsidiary provides administrative services to the Sea Containers Group and other subsidiaries and is indemnified by Sea Containers Ltd for the cost of those services.

The Trustees of the Schemes or their actuary have advised Sea Containers Ltd that their current estimates of the cost of winding up the Schemes, including the cost of purchasing annuities to pay projected benefit obligations to Scheme participants, would be approximately £107 million ($216 million) for the 1983 Scheme (after giving effect to the withdrawal of a GE SeaCo SRL subsidiary from the 1983 Scheme) and approximately £27 million ($55 million) for the 1990 Scheme. These values are subject to revision and because the Schemes are multi-employer plans, the liabilities under them are shared among the participating companies. The FSD notices published only cover the pension liabilities related to the employer Sea Containers Services Limited of £73.7 million ($149 million) for the 1983 Scheme and £17.6 million ($35.6 million) for the 1990 Scheme.

On July 9, 2007 the Pensions Regulator notified the Company that it was considering commencing further financial support proceedings against Sea Containers Ltd, with regards to other participating employers in the 1983 Scheme and 1990 Scheme. It is the Company’s intention that such proceedings, if they are brought, will be defended.

Prior to the Claims Bar Date, the Trustees of the Schemes filed claims on behalf of the 1983 Scheme and the 1990 scheme. These are higher than the amounts previously notified to the Company and described above, and the Company is analysing these claims as part of the ongoing Claims Review Process.

(5) As a result of the Claims Bar Date on July 16, 2007, numerous parties including GE and GE SeaCo have filed proofs of claims in the bankruptcy cases. The Debtors currently are in the process of evaluating these proofs of claim and the claims asserted therein, including GE SeaCo’s EMA-related claim discussed above. The MOR does not reflect any analysis of, nor does it incorporate, such proofs of claim or the claims asserted therein.

SEA CONTAINERS SERVICES

STATEMENT OF OPERATIONS

		Unaudited	Unaudited
		One Month Ended	Period October 16, 2006
	Note	Aug 31, 2007	to Aug 31, 2007

Revenue		$2,478,786	$35,732,487

Costs and expenses:
Selling, general and administrative expenses		(1,623,585)	(28,950,774)
Professional fees	(7)	(570,095)	(3,143,993)
Depreciation & amortization		(100,893)	(1,150,381)
Total costs and expenses		(2,294,573)	(33,245,148)

Gains on sale of assets		—	30,423

Operating income		184,214	2,517,763

Other income (expense)
Interest income		978	9,801
Foreign exchange gains or (losses)		(537)	(136,128)
Interest expense, net of capitalized interest		(9,953)	(168,175)

Income before taxes		174,702	2,223,261
Income tax credit	(8)	—	2,514,974
Net income	(6)	$174,701	$4,738,235

(6) This statement of operations reflects Sea Containers Group’s internal accounting, on an unaudited and uncertified basis. As of August 31, 2007, Sea Containers Ltd has not filed its form 10-K report for fiscal year ended December 31, 2005, nor has it filed form 10-Q reports for the quarters ended March 31, 2006, June 30, 2006, September 30, 2006, December 31, 2006, March 31, 2007 and June 30, 2007. In order to facilitate the preparation of Sea Containers Ltd and Sea Container Services Limited’s October 15, 2006 balance sheet, it was necessary to make certain assumptions and estimates. The certification and audit process for Sea Container Services Limited at December 31, 2005 and December 31, 2006 year ends may result in adjustments to the above stated assets. The foreign exchange rates used to translate August 31, 2007 and July 31, 2007 and October 15, 2006 were $2.02, $2.03 and $1.87 respectively.

(7)  As at August 31, 2007 professional fees totalling $3,143,993 have been expensed. Such costs are not included until they have been approved by the Court.

The allocation of professional fees between Sea Containers Ltd and Sea Containers Services Limited is under review.

(8)  The income tax credit for the period October 16, 2006 to August 31, 2007 consists of current tax of $2,514,974.

As part of the 2005 audit of Sea Container Services Limited and a review of the allocation of professional fees, the carrying value of the estimated current tax credit in the statement of operations, is under review.

SEA CONTAINERS CARIBBEAN

BALANCE SHEET

		Unaudited	Unaudited
		August 31,	October 15,
	Note	2007	2006

Assets
Current assets
Cash and cash equivalents		$—	$—
Deferred tax		—	—
Due from related parties		—	—
Prepaid expenses and other current assets		—	—
Total current assets		—	—

Fixed assets, net		—	—

Investments		—	—
Intercompany receivables		—	—
Other assets		—	—
Total assets	(1)	$—	$—

(1) This statement of assets represents Sea Containers Group’s internal accounting, on an unaudited and uncertified basis. As of August 31, 2007, Sea Containers Ltd has not filed its form 10-K report for fiscal year ended December 31, 2005, nor has it filed form 10-Q reports for the quarters ended March 31, 2006, June 30, 2006, September 30, 2006 December 31, 2006, March 31, 2007 and June 30, 2007. The certification and audit process may result in adjustments to the above stated assets. Sea Containers Caribbean Inc. has not traded in the last twelve months.

		Unaudited	Unaudited
		July 31,	October 15,
	Note	2007	2006

Liabilities and shareholders’ equity
Current liabilities
Accounts payable		$3,530,094	$3,530,094
Accrued expenses			—
Current portion of long-term debt			—
Total current liabilities		3,530,094	3,530,094

Total shareholders’ equity		(3,530,094)	(3,530,094
Total liabilities and shareholders’ equity	(2)	$—	$—

(2) This statement of liabilities represents Sea Containers Group’s internal accounting, on an unaudited and uncertified basis. As of August 31, 2007, Sea Containers Ltd has not filed its form 10-K report for fiscal year ended December 31, 2005, nor has it filed form 10-Q reports for the quarters ended March 31, 2006, June 30, 2006, September 30, 2006 December 31, 2006, March 31, 2007 and June 30, 2007. The certification and audit process may result in adjustments to the above stated assets. Sea Containers Caribbean Inc. has not traded in the last twelve months.

SCL Intercompany Balance As At

	August 31	July 31
	2007	2007	Movement
	$	$	$
Receivable

SC British Isles	124,088,676	124,705,832	(617,156)
SC Services	65,461,072	69,341,522	(3,880,450)
West Australia Line	1,222,855	1,222,855	0
Ferry & Port Holdings	934,975,431	939,605,450	(4,630,019)
SC Finland (Ex Silja Holdings)	75,207,334	71,475,291	3,732,043
SC America Inc	8,195,856	8,195,856	0
CMCI	2,611,781	2,611,781	0
SC Asia Pte	255,555	545,140	(289,585)
SeaCat 2	20,013,418	20,013,418	0
SC Australia	7,902,610	7,902,610	0
Cooltainers	25	25	0
SPC	95,461,603	125,196,656	(29,735,053)
SPC Holdings	0	0	0
SC Brasilia	12,962,346	12,962,346	0
Mobilbox	182	182	0
Strider 2	4,222,504	4,222,504	0
Vessel Holdings 3	7,644,985	7,644,985	0
Strider 9	1,938,178	1,938,178	0
Strider 10	8,821,179	8,821,179	0
Technitank	600,000	600,000	0
Boxer 2	2,731,302	2,731,302	0
Boxer 3	13,419,698	13,419,698	0
Contender 1	36,712,498	36,712,498	0
Nagara Tam	854,524	854,524	0
Nagara Ltd	1,052,675	1,052,675	0
Seafast Management Services	63,965	63,965	0
Paulista Containers	25,293,404	25,293,404	0
Brasiluvas Agricola	3,328,737	3,312,611	16,126
SC Properties	10,217,854	10,217,854	0
Vessel Holdings	2,390,777	2,390,777	0
SeaCat 4	16,152,868	16,152,868	0
SC Mauritius	52,102	52,102	0
Freight containers India	37,018	37,018	0
Super SeaCat 1	20,402,939	20,402,939	0
Super SeaCat 2	25,555,343	25,555,343	0
Super SeaCat 3	8,261,506	8,261,506	0
Super SeaCat 4	12,637,702	12,637,702	0
SeaCat Ltd	17,212,321	17,212,321	0
SeaCat 6	12,282,187	12,282,187	0
SeaCat 7	13,377,343	13,377,343	0
SC Ropax	3,261,533	3,253,352	8,181
Seacat Limited	1,707,801	1,716,256	(8,455)
Fast Ferries Ltd	9,360,806	9,407,147	(46,341)
SC Opera	0	37,293,612	(37,293,612)
SC Finnjet	20,287,248	20,287,248	0
SC Treasury	14,368,575	13,921,693	446,882
SC Estonia	11,533	11,533	0
SC Finland OY	293,978	293,978	0

	1,642,913,827	1,715,211,266	(72,297,439)

	August 31	July 31
	2007	2007	Movement
	$	$	$

Payable

Super SeaCat Italia	(130)	(130)	0
SC Italia Holdings	(66,621)	(66,621)	0
Fairways and Swinford	(313,802)	(313,802)	0
SC Chartering	(57)	(38)	(19)
Yorkshire Marine Containers	(13,088,984)	(13,148,777)	59,793
Illustrated London News	(20,414,952)	(20,515,436)	100,484
SC Finland Services	(19,704,241)	(19,736,530)	32,289
Liverpool Dublin	(43)	(43)	0
Hoverspeed GB	(3,227,155)	(3,243,131)	15,976
SC UK	(1,028,347,495)	(1,033,440,070)	5,092,575
Burginhall 818	(40,402)	(40,602)	200
SeaCo Parts Inc	(439,147)	(439,147)	0
SC Ports & Ferries	(80,680,292)	(80,680,292)	0
IRS pte	(46,963)	(46,963)	0
Hyde Park Containers	(5,251)	(5,251)	0
Melbourne Park containers	(210,346)	(210,346)	0
IRS NZ	(34,661)	(34,661)	0
SC Iberia	(5,678,403)	(6,170,883)	492,480
Contender 2	(5,116,079)	(5,116,079)	0
Atlantic Maritime Services	(2,591,280)	(2,591,280)	0
Marine Container Insurance	(12,265,696)	(12,215,696)	(50,000)
Societe Bananiere De Motobe	(1,532,743)	(1,532,743)	0
SC Holdings	(18,420,526)	(18,511,748)	91,222
SC Finance Ireland	(5,529,625)	(5,538,686)	9,061
SCL Activities	(2)	(87)	85
	(1,217,754,896)	(1,223,599,042)	5,844,146

Net	425,158,931	491,612,224	(66,453,293)

SCS Intercompany Balance As At

	USD 2.02	USD 2.03
	31 August	31 July	Movement	Movement
	2007	2007	@	USD 2.02
	£	£	£	$
Receivable

SC British Isles	23,727,556	23,789,378	(61,822)	(124,880)
Ferry & Port Holdings (incl ILN)	1,190,626	1,520,755	(330,129)	(666,861)
ILN + Sketch	25,580,923	25,580,923	—	—
YMCL	5,121,462	5,120,022	1,440	2,909
SC Maritime	1,105,706	1,108,924	(3,218)	(6,500)
SC Asia Pte	16,665	558,387	(541,722)	(1,094,278)
Periandros	463,858	460,525	3,333	6,733
Newhaven Marina	192,714	192,714	—	—
SC House Management	167,076	153,191	13,885	28,048
SC America Inc	29,112	29,112	—	—
Insurance Premiums to be recharged	207	0	207	418

	57,595,905	58,513,931	(918,026)	(1,854,413)

Payable

SCL	(32,408,357)	(34,161,025)	1,752,668	3,540,389
SC Property Services	(1,592,580)	(1,582,327)	(10,253)	(20,711)
Fairways & Swinford	(148,543)	(82,004)	(66,539)	(134,409)
SC Treasury	(137,662)	(131,820)	(5,842)	(11,801)
GNER	(493)	0	(493)	(996)
SC Finland	(312,353)	0	(312,353)	(630,953)

	(34,599,988)	(35,957,176)	1,669,541	3,372,473

	22,995,917	22,556,755	751,515	1,518,060

	$	$

Receivable	116,343,728	118,783,280

Payable	(69,891,976)	(72,993,067)

	46,451,752	45,790,213

TAX PAYMENT ATTESTATION

Taxes

Pursuant to the Exempted Undertakings Tax Protection Act (Bermuda) 1966, Sea Containers Ltd., a company incorporated under the laws of Bermuda, is not subject to any tax on profits or income, or computed on any capital asset, gain or appreciation, or any tax in the nature of estate duty or inheritance.

Sea Containers Services Ltd. has paid post-petition tax payments as due.

Payroll Taxes Withheld and Paid

All payroll taxes of Sea Containers Services Ltd. have been fully paid for the period covered by this report.

STATEMENT REGARDING INSURANCE POLICIES

All insurance policies for the Debtors have been fully paid for the period covered by this report, including workers compensation and disability insurance.

In Re; Sea Containers Ltd	Case No.
	Reporting Date	August 31, 2007

Accounts Receivable Reconciliation and Aging

$
Total accounts receivable at the beginning of the reporting period	1,478,420
Add Amounts billed during the period	247,444
Less Amounts collected during the period	(487,048)
Other movements	4
Total accounts receivable at the end of the reporting period	1,238,820

Accounts Receivable Ageing

0 - 30 days old	10,533
31-60 days old	63,119
61 - 90 days old	76,785
91 + days old	1,088,383
Total accounts receivable	1,238,820
Amounts considered uncollectible (net)	(1,211,242)
Accounts receivable net	27,578

In Re; Sea Containers Services Limited	Case No.
	Reporting Date	August 31, 2007

Accounts Receivable Reconciliation and Ageing

$

Total accounts receivable at the beginning of the reporting period	27,271

Add Amounts billed during the period	794

Less Amounts collected during the period	0

Other movements	(136)

Total accounts receivable at the end of the reporting period	27,929

Accounts Receivable Ageing

0 - 30 days old	27,929

31 - 60 days old	0

61 - 90 days old	0

91 + days old	0

Total accounts receivable	27,929

Amounts considered uncollectible (net)	0

Accounts receivable net	27,929

Sea Containers Ltd

Post Petition Aged Creditors listing

As at August 31, 2007

		Number of days past due
	Current	0 - 30	31 - 60	61 - 90	Total
	$	$	$	$	$

Accounts Payable	275,201	78,144	33,507	186,168	573,020

Professional fees	7,569,483	0	0	647,112	8,216,595

	7,844,684	78,144	33,507	833,280	8,789,615
Professional fees are made up as follows:

AP Services	421,080	—	—	—	421,080
Bingham McCutchen	757,635	—	—	—	757,635
Carter Ledyard and Milburn	58,460	—	—	—	58,460
Conyers Dill and Pearman	1,006	—	—	—	1,006
Houlihan Lokey Howard	—	—	—	218,516	218,516
Kirkland and Ellis	3,321,585	—	—	14,858	3,336,443
Kroll	1,001,565	—	—	—	1,001,565
Morris Nichols	87,241	—	—	32,059	119,300
Pepper Hamilton	48,000	—	—	—	48,000
Pricewaterhouse Coopers	819,950	—	—	—	819,950
Reed Smith Richards Butler	273,823	—	—	—	273,823
Sidley Austin	—	—	—	376,117	376,117
Warren H Smith and Assoc	11,678	—	—	5,562	17,240
Willkie Farr & Gallagher	657,990	—	—	—	657,990
Young Conaway	109,470	—	—	—	109,470

	7,569,483	0	0	647,112	8,216,595

Sea Containers Services Ltd

Post Petition Aged Creditors listing

As at August 31, 2007

	Number of days past due
	Current	0 - 30	31 - 60	61 - 90	Total
	$	$	$	$	$

Accounts Payable	1,242,171	223,230	118,889	192,514	1,776,804

Professional fees	389,282	0	0	217,619	606,901

	1,631,453	223,230	118,889	410,133	2,383,705

Professional fees are made up as follows:

Pricewaterhouse Coopers	—	—	—	77,243	77,243
Reed Smith Richards Butler	345,717	—	—	49,229	394,946
Collinson Grant	43,565	—	—	91,146	134,712

	389,282	0	0	217,619	606,901

DEBTORS QUESTIONNAIRE

Must be completed each month	Yes	No
1. Have any assets been sold or transferred outside normal course of business this reporting period? If yes, provide an explanation below.		X
2. Have any funds been disbursed from any account other than a debtor in possession account this reporting period? If yes, provide an explanation below.		X
3. Have all postpetition tax returns been timely filed? If no, provide an explanation below.	X
4. Are workers compensation, general liability and other necessary insurance coverages in effect? If no, provide an explanation below.	X